UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):         May 2, 2011

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078
(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A (the “Amendment”) updates information provided on a Form 8-K filed on May 6, 2011 relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with The GEO Group, Inc.’s (the “Company” or “GEO”) Annual Meeting of Shareholders (the “Annual Meeting”) held on May 4, 2011. The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct an advisory vote on compensation of the Company’s named executive officers.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported, at the Annual Meeting, a non-binding, advisory vote was taken on the frequency of future advisory votes regarding the compensation of the Company’s named executive officers. The preference of a majority of GEO’s shareholders in the non-binding advisory vote was that the Company hold the non-binding advisory vote on executive compensation annually.

After consideration of these voting results and other factors, the Company has determined to hold future advisory votes on executive compensation on an annual basis. These annual non-binding advisory votes on executive compensation will continue until the Company considers the results of the next shareholder advisory vote regarding the frequency with which future advisory votes on executive compensation should be held or until the Board of Directors otherwise determines that a different frequency is in the best interests of the shareholders. The next required advisory vote on the frequency will occur no later than 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

September 27, 2011	By:	/s/ Brian R. Evans
Date	Brian R. Evans Senior Vice President and Chief Financial Officer (Principal Financial Officer)